UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  December 21, 2018

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

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(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Geoff Guilfoy resigned from the Company’s Board of Directors on December 21, 2018.

On December 26, 2018, Chris Karlin was appointed to the fill the vacancy on the Board of Directors. Mr. Karlin is a retired banker who began his banking career in 1980.  He served as the Senior Vice President and Manager of U.S. Bank’s National Government Banking Division from 2005 to 2014 and was responsible for the strategic vision of the group. He joined U.S. Bank in 1993 as a Relationship Manager in the National Corporate Division. He has also served as a Regional Manager for the Treasury Management Division in Minneapolis. Prior to joining U.S. Bank, Chris was with Mitsubishi Bank, serving as Group Manager in its Chicago and Columbus offices, focusing on public finance and large corporate markets.  Chris is a past Chair of the Oregon Bankers Association (OBA), serves as the Adviser for its Leadership Program and serves on the Board of the OBA's Education Foundation.  Chris has degrees in Economics and Finance from Fort Hays State University (Kansas) and a Master of International Management from the Thunderbird School of International Management (Arizona).

Mr. Karlin qualifies as an “Independent” Director and has been appointed to the. Company’s Compensation Committee and Audit Committee. With these appointments, both the Compensation Committee and the Audit Committee consist of three Independent Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JEWETT-CAMERON TRADING COMPANY LTD.

Date: December 31, 2018	By: /s/ “Charles Hopewell” Name: Charles Hopewell Title: President/Chief Executive Officer/Director